SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        MIAMI COMPUTER SUPPLY CORPORATION
                        ---------------------------------
             (Exact Name of Registrant as Specified in its charter)

                Ohio                                      31-1001529
 --------------------------------------        ------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)


      3884 Indian Ripple Road
            Dayton, Ohio                                   45440
 --------------------------------------        ------------------------------
(Address of principal executive offices)             (including zip code)


If this Form relates to the registration       If this Form relates to the
of a class of debt securities and is           registration of a class of debt
effective upon filing pursuant to General      securities and is to become
Instruction A(c)(i) please check               effective simultaneously with the
the following box.   |_|                       effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.
                                                                           |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock, no par value per share
                      ------------------------------------
                                (Title of Class)


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Miami Computer Supply Corporation
Form 8-A
Page 2


Item 1.        Description of Registrant's Securities to be Registered.

               See "Description of Capital Stock" on pages 72 to 73 of the form of preliminary prospectus included in the Registrant's Registration Statement on Form S-1, dated September 25, 1996 (Registration No. 333-12689) which is hereby incorporated by reference.

Item 2.        Exhibits.

               1.0     Form of Stock Certificate.

               2.0     Amended and Restated Articles of Incorporation.

               3.0     Amended and Restated Code of Regulations.





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


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MIAMI COMPUTER SUPPLY CORPORATION



Date: October 14, 1996                      By: /s/ Albert L. Schwarz
                                                ---------------------------
                                                   Albert L. Schwarz
                                                   President


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